Exhibit 99.1

Aceragen, Inc. Receives Nasdaq Notice Regarding Delayed Form 10-Q Filing

DURHAM, NC and EXTON, PA, May 30, 2023 — Aceragen, Inc. (the “Company”) (Nasdaq: ACGN), announced today that on May 24, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market. The Company has until July 24, 2023 to submit to Nasdaq a plan to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the Form 10-Q’s original due date, or November 20, 2023, to regain compliance. If the Company is unable to make such filings by July 24, 2023, the Company intends to submit to Nasdaq a plan to regain compliance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including, without limitation, statements regarding the Company's ability to regain compliance with Nasdaq listing standards, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on our current expectations and projections about future events and various assumptions. We cannot guarantee that we will achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond our control, and which may cause our actual results, performance, or achievements to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation, whether our cash resources will be sufficient to fund continuing operations and allow us to comply with regulatory and stock exchange listing requirements. All forward-looking statements included in this press release are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and otherwise in the Company’s subsequent filings and reports filed with Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Contact:
Aceragen, Inc. John Taylor
Jtaylor@aceragen.com